SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): September 30, 1999

                      Abigail Adams National Bancorp, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                 0-10971               52-1508198
 ---------------------------    ----------------       ----------------
(State or other jurisdiction    (SEC File Number)      (I.R.S. Employer
      of incorporation)                                Identification No.)




Registrant's telephone number, including area code:  (202) 466-4090



                                 Not Applicable
          (Former name or former address, if changed since last report)






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Item 4.  Change of Accountants
         ---------------------

     On September 30, 1999, the Board of Directors of the Registrant determined to change their outside accounting firm to Keller Bruner & Company, LLP from Arthur Andersen, LLP. During each of the past two years, the opinion of Arthur Andersen, LLP did not contain any adverse opinion as a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or principal. During the preceding two years, the Registrant had no disagreements with Arthur Andersen, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. None of the events described at Regulation 304(a)(1)(V) of Regulation S-K took place within the preceding two years. Keller Bruner & Company, LLP's engagement is effective September 30, 1999.


Exhibits
--------

1.  Letter to Arthur Anderson LLP

                          [Letterhead of Abigail Adams]



September 30, 1999


Ms. Shirley Edwards
Arthur Anderson, LLP
800 Towers Crescent Drive
Vienna, VA 22182-2725

Dear Ms. Edwards:

As you know, over the past three years, Abigail Adams National Bancorp, Inc. has utilized Arthur Anderson, LLP as the Company's independent auditing firm. Unfortunately, the costs of engaging Arthur Anderson, LLP have become very significant, especially in comparison to some of the regional accounting firms familiar with the audit of financial institutions. Regretfully, I must advise you that the Board of Directors of Abigail Adams National Bancorp, Inc. has determined to retain Keller Bruner & Company, LLP as the Company's independent auditors for the fiscal year ended December 31, 1999.

I would like to acknowledge that the Board's decision was not the result of any disagreement with you, or Arthur Anderson, LLP, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

Sincerely,

/s/ Kathleen Walsh Carr

Kathleen Walsh Carr
President & Chief Executive Officer
The Adams National Bank

/mdd

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           ABIGAIL ADAMS NATIONAL BANCORP, INC.


DATE: October 1, 1999                   By:    /s/  Jeanne D. Hubbard
                                               --------------------------------
                                               Jeanne D. Hubbard
                                               Chief Executive Officer and
                                               Chairwoman of the Board